UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2007

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2007, Brainstorm Cell Therapeutics Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with ACCBT Corporation (the “Investor”), a company under the control of Mr. Chaim Lebovits, the newly appointed President of the Company, pursuant to which the Company agreed to sell (i) up to 27,500,000 shares of the Company’s common stock, $0.00005 par value per share (the “Common Stock”), for an aggregate subscription price of up to $5.0 million (the “Subscription Shares”) and (ii) for no additional consideration, if the Investor purchases the Subscription Shares, warrants to purchase up to 30,250,000 shares of Common Stock (the “Warrants”). Separate closings of the purchase and sale of the Subscription Shares and the Warrants shall take place as follows:

Purchase Date	Purchase Price	Number of Subscription Shares	Number of Warrant Shares
August 30, 2007:	$1,250,000 (of which $250,000 was paid on May 6, 2007)	6,875,000	7,562,500
November 15, 2007:	$750,000	4,125,000	4,537,500
February 15, 2008:	$750,000	4,125,000	4,537,500
May 15, 2008:	$750,000	4,125,000	4,537,500
July 30, 2008:	$750,000	4,125,000	4,537,500
November 15, 2008:	$750,000	4,125,000	4,537,500

At each closing, the Company shall deliver to the Investor the number of Subscription Shares and Warrants, subject to customary closing conditions and the delivery of funds, described above. The Warrants shall have the following exercise prices: (i) the first 10,083,333 Warrants issued will have an exercise price of $0.20; (ii) the next 10,083,333 Warrants issued will have an exercise price of $0.29; and (iii) the final 10,083,334 Warrants issued will have an exercise price of $0.36. Each Warrant issued pursuant to the Subscription Agreement will expire on November 5, 2011.

As a condition to the Investor’s obligation to subscribe, the Company must, prior to the first closing date, amend (i) the Research and License Agreement, dated as of March 30, 2006, by and between the Company and Ramot at Tel Aviv University Ltd. (“Ramot”) and (ii) any related warrants issued to Ramot. The Company must also obtain a waiver from Ramot under which Ramot waives any breaches of the Company under the Research and License Agreement and the warrants.

As a condition to each closing, the market price per share may not be 10% less than the bid price per share under the Subscription Agreement on any trading day between 30 and 10 days prior to any given closing date.

If, at any time prior to the first closing date, the Company issues Common Stock or others securities convertible into, exercisable or exchangeable for Common Stock, then the number of Subscription Shares and the price per share will be adjusted so the Investor will have the right to purchase up to 52.35% of the equity of the Company on a fully diluted as converted basis (assuming the Investor purchases all of the Subscription Shares and exercises in full all of the Warrants) and 50.02% of the issued and outstanding shares of Common Stock of the Company (assuming the Investor invests the full $5.0 million).

Pursuant to the Subscription Agreement, the Investor and certain security holders of the Company (the “Holders”) holding at least 31% of the issued and outstanding shares of Common Stock of the Company will enter into a Security Holders Agreement (the “Security Holders Agreement”). Under the Security Holders Agreement, the Holders agree, upon the payment by the Investor of its first $1.0 million under the Subscription Agreement, to vote all of their shares such that the Investor’s nominees to the Board of Directors of the Company will constitute a minimum of 40% of the Board of Directors, and, upon the payment by the Investor of its second $1.0 million, to vote all of their shares such that the Investor’s nominees will constitute a minimum of 50.1% of the Board of Directors. Pursuant to the Subscription Agreement, however, should the Investor stop making payments after the first closing date such that the Investor shall have paid less than $4.0 million to the Company, the Investor will be entitled to appoint only 40% of the members of the Board of Directors.

Under the Security Holders Agreement, the Holders also agree, for so long as the Investor holds at least 5% of the issued and outstanding shares of Common Stock of the Company, not to vote any of their shares to approve the following matters, without the written consent of the Investor: (i) any change in the certificate of incorporation of the Company or its bylaws, or alteration of the capital structure of the Company; (ii) the declaration or payment of a dividend or the making of any distributions; (iii) the taking of any steps to liquidate, dissolve, wind-up or otherwise terminate the corporate existence of the Company; or (iv) the entering into any transaction the effect of which would place control of the business of the Company in the hands of an arm’s length third party.

Pursuant to the Subscription Agreement, the Company and the Investor will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), under which the Investor is entitled to demand and piggyback registration rights, whereby the Investor may request, upon thirty days written notice, the Company to file, or to include within a registration statement to be filed, with the Securities and Exchange Commission for the Investor’s resale of the Subscription Shares and the shares of Common Stock issuable upon exercise of the Warrants.

In connection with the Subscription Agreement, the Company agreed to issue, upon the first closing date, as a finder’s fee, 1,250,000 shares of Common Stock of the Company to Tayside Trading Ltd. or its registered assigns.

The foregoing descriptions of the Subscription Agreement, the Warrants, the Registration Rights Agreement, the Security Holders Agreement and the transactions contemplated therein and thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference into this item.

On June 27, 2007, pursuant to the terms of a $50,000 8% Convertible Promissory Note, dated as of March 14, 2007, issued by the Company to Meir Rosenbaum, the Company issued 225,347 shares of Common Stock of the Company to Meir Rosenbaum upon receipt of written notice of his election to convert all of the outstanding principal and interest amount of the note into shares of the Company’s Common Stock. The conversion price was $0.2265.

On May 28, 2007, pursuant to the terms of a $50,000 8% Convertible Promissory Note, dated as of February 5, 2007, issued by the Company to Shia Rabinovich, the Company issued 210,812 shares of Common Stock of the Company to Shia Rabinovich upon receipt of written notice of his election to convert all of the outstanding principal and interest amount of the note into shares of the Company’s Common Stock. The conversion price was $0.243.

On May 17, 2007, the Company issued 99,257 shares of the Company’s Common Stock to Thomas Rosedale for legal services rendered by Mr. Rosedale and BRL Law Group LLC.

The issuance of the securities described in Items 1.01 and 3.02 was effected without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of such securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 is hereby incorporated by reference into this item.

On July 2, 2007, Chaim Lebovits was appointed the President of the Company, which appointment was effective immediately.

Mr. Lebovits controls ACC Holdings, a holding company which controls three subsidiaries: (i) C&L Natural Resources; (ii) ACC Resources; and (iii) the Investor. C&L Natural Resources focuses on oil production in West Africa and operates an oil and gas field with proven reserves of 20 million barrels of oil and an option to discover up to an additional 100 million barrels of oil. ACC Resources holds 10 permits for gold exploration in Burkina Faso. The Investor focuses on new and emerging biotechnologies. Mr. Lebovits has been at the forefront of mining and natural resource management in the African region for close to a decade.

There are no family relationships between Mr. Lebovits and any director or other executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brainstorm Cell Therapeutics Inc.

Date: July 5, 2007	By:	/s/ Yoram Drucker
Yoram Drucker
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Subscription Agreement, dated July 2, 2007, by and between the Registrant and ACCBT Corp.
10.2	Form of Common Stock Purchase Warrant, issued by the Registrant to ACCBT Corp.
10.3	Form of Registration Rights Agreement, by and between the Registrant and ACCBT Corp.
10.4	Form of Security Holders Agreement, by and between ACCBT Corp. and certain security holders of the Registrant.
99.1	Press Release, dated July 3, 2007, of the Registrant.